Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

    In connection  with the Annual Report of Applied Minerals, Inc. on Form 10K for the period ending  December 31, 2010 as filed with the Securities and Exchange  Commission  on the date  hereof,  I, Christopher T. Carney,  Interim Chief  Financial Officer of the Company,  certify, pursuant to 18 U.S.C.  ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Applied Minerals, Inc.

Date: April 15, 2011	By:	/s/ CHRISTOPHER T. CARNEY
Christopher T. Carney
Interim Chief Financial Officer